UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 10, 2020, StarStone Finance Limited (“StarStone Finance”) and North Bay Holdings Limited (“North Bay”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Core Specialty Insurance Holdings, Inc. (“Buyer”), a newly formed entity with equity backing from funds managed by SkyKnight Capital, L.P. (“SkyKnight”), Dragoneer Investment Group (“Dragoneer”) and Aquiline Capital Partners LLC (“Aquiline”). Enstar Group Limited (“Enstar”) owns an indirect 59.0% interest in StarStone Finance and North Bay.
Pursuant to the Purchase Agreement, StarStone Finance has agreed to sell its interests in StarStone US Holdings, Inc., which owns: (1) StarStone Specialty Insurance Company (“SSIC”); (2) StarStone National Insurance Company (“SNIC”); and (3) StarStone US Intermediaries, Inc. Collectively, the sold entities represent the U.S. operations of the StarStone reporting segment for Enstar. The purchase price will be based on a $30.0 million premium to the GAAP tangible book value of the acquired companies at the most recent calendar month end prior to the closing and will consist of $235.0 million of common shares of Buyer and cash. The $235.0 million of common shares of Buyer that StarStone Finance will receive will represent an approximately 27.8% continuing interest in the acquired companies. Funds managed by SkyKnight, Dragoneer and Aquiline have together committed $610.0 million of equity capital to Buyer. The proposed management team, led by Jeff Consolino and Edward Noonan, has collectively committed an additional $20.0 million of equity capital to Buyer. The closing of the transaction is subject to customary regulatory approvals and is expected to occur in the second half of 2020.
The Purchase Agreement contains representations and warranties with respect to Buyer, StarStone Finance, North Bay and the acquired companies, as well as customary pre-closing and post-closing covenants. Following the closing, Buyer and StarStone Finance will each indemnify the other for breaches of representations, warranties, covenants and certain other matters. The obligations of StarStone Finance under the Purchase Agreement are guaranteed by North Bay.
In connection with the Purchase Agreement, Clarendon National Insurance Company (“Clarendon”), a wholly-owned subsidiary of Enstar, will enter into a Loss Portfolio Transfer and Adverse Development Cover Reinsurance Agreement (the “Reinsurance Agreement”) with SSIC and SNIC (collectively, the “StarStone U.S. Insurance Companies”) pursuant to which Clarendon will reinsure all ultimate net loss of the StarStone U.S. Insurance Companies incurred in respect of premium earned prior to the end of the most recent calendar month prior to the closing. Clarendon will receive a reinsurance premium equal to the GAAP net reserves for such liabilities as of such date, as finally determined under the Purchase Agreement (the “Valuation Date Reserves”), plus approximately $16.0 million. The Reinsurance Agreement contains an aggregate limit on Clarendon’s liability equal to $130.0 million in excess of the Valuation Date Reserves. Clarendon’s obligations under the Reinsurance Agreement will be guaranteed by Enstar.
At the closing, a wholly-owned subsidiary of Enstar will enter into an Administrative Services Agreement with the StarStone U.S. Insurance Companies pursuant to which Enstar’s subsidiary will administer the policies reinsured under the Reinsurance Agreement, subject to customary terms and conditions. StarStone Finance will also enter into a Stockholders Agreement with Buyer and its other shareholders at the closing, which provides for its right to designate two members to Buyer’s Board of Directors, among other rights.
Additional Information
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. The Purchase Agreement is not intended to provide any other factual information about the parties thereto. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the agreement as of the specific date therein and were solely for the benefit of the parties to the agreement. The representations and warranties contained in the

Purchase Agreement may be subject to limitations agreed upon by the parties thereto and are qualified by information in confidential disclosure schedules provided in connection with the signing thereof.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in Enstar's Form 10-K for the year ended December 31, 2019 and in Enstar’s Form 10-Q for the period ended March 31, 2020 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of June 10, 2020, by and among StarStone Finance Limited, Core Specialty Insurance Holdings, Inc. and North Bay Holdings Limited.*

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

June 11, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer